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                    Report of Independent Public Accountants



To  MathSoft,  Inc.:

We have audited, in accordance with generally accepted auditing standards, the consolidated financial statements included in MathSoft, Inc. and subsidiaries' annual report to shareholders incorporated by reference in this Form 10-K, and have issued our report thereon dated February 24, 1999. Our audit was made for the purpose of forming an opinion on those statements taken as a whole. The schedule listed in Item 14(a)(2) of the index is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic consolidated financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic consolidated financial statements and, in our opinion, fairly states, in all material respects, the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.



                                                        /s/arthur  andersen  llp



Boston,  Massachusetts
February  24,  1999


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